Exhibit 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of February 9, 2022, between Freight App, Inc. (f/k/a FreightHub, Inc.), a Delaware corporation (“Fr8 App”), Hudson Capital Inc., a British Virgin Islands business company (“Hudson”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHERAS, this Agreement amends and restates that certain Securities Purchase Agreement, dated as of February 9, 2021, as subsequently amended on May 24, 2021 and July 30, 2021; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, each of Fr8 App and Hudson, as applicable, desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from Fr8 App and Hudson, as applicable, securities of Fr8 App and Hudson, as applicable, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall mean any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting a party to this Agreement, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Number” has the meaning given thereto under the Hudson Warrant.

“Attribution Party” means a Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates.

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“ATW Warrant” means that certain Warrant dated on or before the Closing Date issued to ATW Opportunities Master Fund, L.P. by Fr8 App, which Warrant is automatically exercisable in accordance with its terms at the time of the Closing hereunder for 2,376,439 shares of Preferred Stock and Series D Warrants to purchase 3,014,624 Ordinary Shares, in each case, as such Warrant may be assigned in whole or in part from time to time.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay (or surrender, if applicable) the Subscription Amount and (ii) Fr8 App’s and Hudson’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of Fr8 App, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of Fr8 App or Fr8 App Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Convertible Notes” means the October Convertible Notes, the January Convertible Notes and the May Convertible Notes.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

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“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Underlying Shares is not an Affiliate of the Company, or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and counsel to Hudson has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, Ordinary Shares or options to employees, officers or directors of Fr8 App and Hudson pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of Fr8 App or Hudson board of directors, as the case may be (or a majority of the members of a committee of non-employee directors established for such purpose), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock and/or Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Fr8 App or Hudson, as the case may be, provided that such securities are issued as “restricted securities” (as defined in Rule 144), and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Fr8 App or Hudson, as the case may be, and shall provide to Fr8 App or Hudson, as the case may be, additional benefits in addition to the investment of funds, but shall not include a transaction in which Fr8 App or Hudson, as the case may be is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) additional shares of Hudson Preferred Stock and warrants issued pursuant to the Second PIPE SPA together with any Ordinary Shares or other securities issued or issuable upon the conversion, exercise or exchange of any such shares of Hudson Preferred Stock or Warrants; provided that such issuance is approved by ATW.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fourth Amended and Restated Certificate of Incorporation” means Fr8 App’s Fourth Amended and Restated Certificate of Incorporation as filed by Fr8 App with the Secretary of State of Delaware, as amended from time to time.

“Fr8 App Board of Directors” means the board of directors of Fr8 App.

“Fr8 App Counsel” means Loeb & Loeb LLP, with offices located at 345 Park Avenue, New York, NY 10154.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hudson” means Hudson Capital Inc., a British Virgin Islands company, that shall be managed by the current officers and directors of Fr8 App.

“Hudson Board of Directors” means the board of directors of Hudson.

“Hudson Conversion Shares” means the Ordinary Shares issuable upon conversion of Hudson Preferred Stock (regardless of any issuance limitations).

“Hudson Counsel” means Sichenzia Ross Ference LLP.

“Hudson Preferred Stock” means the up to 16,257,671 of shares of Hudson’s Series B Convertible Preferred Shares issued hereunder in exchange for the Preferred Stock having the rights, preferences and privileges set forth in the Hudson Memorandum and Articles.

“Hudson Memorandum and Articles” means the Memorandum and Articles of Association of Hudson designating the rights and preferences of the Hudson Preferred Stock filed, or to be filed prior to the Closing, by Hudson with the Territory of the British Virgin Islands, in form and substance reasonably satisfactory to ATW.

“Hudson Warrant” means that certain Warrant, dated September 16, 2021, initially issued by Fr8 App to Hudson, which Warrant is automatically exercisable in accordance with its terms at the time of the Closing hereunder for the Applicable Number of shares of Preferred Stock and the Applicable Number of Series D Warrants, as such Warrant may have been or may be transferred or amended from time to time.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“January Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January [ ], 2021, among Fr8 App and the purchasers of January Convertible Notes named therein. as amended by that certain Amendment to Convertible Note Purchase Agreements and Convertible Promissory Notes, dated as of December __, 2021

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“January Convertible Notes” means Fr8 App’s Convertible Promissory Notes issued pursuant to the January Note Purchase Agreement, held by certain Purchasers, with an aggregate principal amount of $1,000,000. Schedule B to this Agreement sets forth a list of (i) the name of each Purchaser that is purchasing shares of Preferred Stock and Warrants under this Agreement through the cancellation of January Convertible Notes pursuant to the terms thereof and as specified in this Agreement, (ii) a description of the Convertible Note(s) held by each such Purchaser, and (iii) the aggregate amount of outstanding principal amount and accrued and unpaid interest of each such January Convertible Note that is being converted by such Purchaser (at the rate of 250% thereof) into shares of Preferred Stock and Warrants pursuant to the terms of such January Convertible Notes and as specified in this Agreement. Notwithstanding anything to the contrary set forth on a signature page to this Agreement delivered prior to the date of this Agreement by any Purchaser converting January Convertible Notes at Closing, the aggregate outstanding principal amount and accrued and unpaid interest being converted by such Purchaser (at the rate of 250% thereof) and the number of shares of Preferred Stock and number of Warrants being in connection with such conversion at the Closing to such Purchaser pursuant to the terms of such January Convertible Notes and as specified in this Agreement at Closing shall be at set forth on Schedule B to this Agreement.

“Leak Out Agreement” means the leak out agreement, dated as of the date hereof, by and among Fr8 App, Hudson and the Purchasers in the form of Exhibit B attached hereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” shall mean the lock-up agreements from all officers, directors and fully diluted 5% or more shareholders of Hudson on a post-merger basis.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“May Convertible Notes” means Fr8 App’s Convertible Promissory Notes, issued pursuant to the May Note Purchase Agreement, held by certain Purchasers with an aggregate principal amount of $2,608,842. Schedule C to this Agreement sets forth a list of (i) the name of each Purchaser that is purchasing shares of Preferred Stock and Warrants under this Agreement through the cancellation of May Convertible Notes pursuant to the terms thereof and as specified in this Agreement, (ii) a description of the Convertible Note(s) held by each such Purchaser, and (iii) the aggregate amount of outstanding principal amount and accrued and unpaid interest of each May Convertible Note that is being converted by such Purchaser (as the rate of 266.67% thereof) into shares of Preferred Stock and Warrants pursuant to the terms of such May Convertible Notes and as specified in this Agreement. Notwithstanding anything to the contrary set forth on a signature page to this Agreement delivered prior to the date of this Agreement by any Purchaser converting May Convertible Notes at Closing, the aggregate outstanding principal amount and accrued and unpaid interest being converted by such Purchaser (at the rate of 266.6% thereof) and the number of shares of Preferred Stock and number of Warrants being in connection with such conversion at the Closing to such Purchaser pursuant to the terms of such May Convertible Notes and as specified in this Agreement at Closing shall be at set forth on Schedule B.

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“May Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of May 24, 2021, among Fr8 App and the purchasers of May Convertible Notes named therein, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of July 30, 2021, and as furth amended by that Certain Amendment to Convertible Note Purchase Agreements and Convertible Promissory Notes, dated as of December __, 2021.

“Merger” means the merger pursuant to the terms and conditions of the Merger Agreement.

“Merger Agreement” means the Merger Agreement, dated December 13, 2021, by and among Hudson, Hudson Capital Merger Sub I Inc., Fr8 App and ATW Master Fund II, L.P, as Stockholder Representative thereunder.

“October Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of October 7, 2020, among Fr8 App and the purchasers of October Convertible Notes named therein, as amended by that certain Amendment to Convertible Note Purchase Agreements and Convertible Promissory Notes, dated as of December __, 2021.

“October Convertible Notes” means Fr8 App’s Convertible Promissory Notes issued pursuant to the October Note Purchase Agreement, held by certain Purchasers, with an aggregate principal amount of $4,004,421. Schedule A to this Agreement sets forth a list of (i) the name of each Purchaser that is purchasing shares of Preferred Stock and Warrants under this Agreement through the cancellation of October Convertible Notes pursuant to the terms thereof and as specified in this Agreement, (ii) a description of the Convertible Note(s) held by each such Purchaser, and (iii) the aggregate amount of outstanding principal amount and accrued and unpaid interest of each such October Convertible Note that is being converted by such Purchaser (as the rate of 400% thereof) into shares of Preferred Stock and Warrants pursuant to the terms of such October Convertible Notes and as specified in this Agreement. Notwithstanding anything to the contrary set forth on a signature page to this Agreement delivered prior to the date of this Agreement by any Purchaser converting October Convertible Notes at Closing, the aggregate outstanding principal amount and accrued and unpaid interest being converted by such Purchaser (at the rate of 400% thereof) and the number of shares of Preferred Stock and number of Warrants being in connection with such conversion at the Closing to such Purchaser pursuant to the terms of such October Convertible Notes and as specified in this Agreement at Closing shall be at set forth on Schedule B.

“Ordinary Shares” means the ordinary shares of Hudson, par value $0.011 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Ordinary Share Equivalents” means any securities of Hudson or the Hudson Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Chardan Capital Markets, LLC

“Preferred Stock” means the up to 12,815,980 shares of Fr8 App’s Series A3 Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Fourth Amended and Restated Certificate of Incorporation.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.11(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the closing of the Merger among Hudson and the Purchasers, in the form of Exhibit D attached hereto.

“Registration Statement” means a registration statement to be filed after the closing of the Merger, meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of Hudson Conversion Shares and Warrant Shares.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Schedule 14C” means the information statement on Schedule 14C to be filed by Hudson with the Commission, regarding the written approval of the shareholders of Hudson to effect the Merger.

“Second PIPE SPA” means that certain Securities Purchase Agreement, dated on or before the Closing Date, among Hudson and the Purchasers named therein.

“SEC Reports” shall mean the reports, schedules, forms, statements and other documents required to be filed by Hudson with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“Securities” means the Preferred Stock, Hudson Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Warrants” shall mean the warrants delivered in connection with the purchase of Securities for cash (or cash surrender value as to the Placement Agent) Subscription Amounts, which Warrants shall be exercisable immediately at an exercise price equal to $1.50, subject to adjustment therein and have a term of exercise equal to seven years, in the form of Exhibit C attached hereto.

“Series B Warrants” shall mean the warrants delivered in connection with the purchase of Securities for Subscription Amounts related to the conversion of the January Convertible Notes, which Warrants shall be exercisable immediately at an exercise price equal to $1.20, subject to adjustment therein, and have a term of exercise equal to seven years, in the form of Exhibit C attached hereto.

“Series C Warrants” shall mean the warrants delivered in connection with the purchase of Securities for Subscription Amounts related to the conversion of the October Convertible Notes, which Warrants shall be exercisable immediately, at an exercise price equal to $0.75, subject to adjustment therein and have a term of exercise equal to seven years, in the form of Exhibit C attached hereto.

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“Series D Warrants” shall mean the warrants delivered in connection with the purchase of Securities for Subscription Amounts related to the conversion of the May Convertible Notes and the exercise of the Hudson Warrant and the ATW Warrant, , which Warrants shall be exercisable immediately, at an exercise price equal to $1.125, subject to adjustment therein and have a term of exercise equal to seven years, in the form of Exhibit C attached hereto.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

“Stated Value” means the stated value per share of the Hudson Preferred Stock which shall equal $3.00.

“Subscription Amount” means, with respect to each Purchaser, one or a combination of the following as specified below such Purchaser’s name on the signature page of this Agreement under the heading “Subscription Amount”: (i) an amount of cash (or cash surrender value as to the Placement Agent) in United States dollars, and/or (ii) the principal amount and accrued and unpaid interest under the October Convertible Notes held by such Purchaser to be converted into shares of Preferred Stock and Warrants upon the cancellation of such October Convertible Notes in accordance with their terms and pursuant to the terms of this Agreement, and/or (iii) the principal amount and accrued and unpaid interest under the January Convertible Notes held by such Purchaser to be converted into shares of Preferred Stock and Warrants upon the cancellation of such January Convertible Notes in accordance with their terms and pursuant to the terms of this Agreement and/or (iv) the principal amount and accrued and unpaid interest under the May Convertible Notes held by such Purchaser to be converted into shares of Preferred Stock and Warrants upon the cancellation of such May Convertible Notes in accordance with their terms and pursuant to the terms of this Agreement. For avoidance of doubt, with respect to the Hudson Warrant and the ATW Warrant, the Subscription Amount applicable thereto shall be the exercise price payable pursuant to the Hudson Warrant or the ATW Warrant, as applicable, by the holder thereof in connection with the Closing.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Subsidiary” means any subsidiary of Fr8 App and following the Merger any subsidiary of Hudson.

“Trading Day” means a day on which the principal Trading Market is open for trading.

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“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Leak Out Agreements, Hudson Memorandum and Articles, the Fourth Amended and Restated Certificate of Incorporation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means Hudson Conversion Shares and Warrant Shares.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if Hudson Ordinary Shares then listed or quoted on a Trading Market, the daily volume weighted average price of Hudson Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which Hudson Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of Hudson Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if Hudson Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for Hudson Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Hudson Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Hudson Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Hudson the fees and expenses of which shall be paid by Hudson.

“Warrants” means, collectively, the Series A Warrants, Series B Warrants, the Series C Warrants and the Series D Warrants.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

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ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date and immediately prior to the consummation of the Merger, upon the terms and subject to the conditions set forth herein, Fr8 App agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $48,773,014 in Stated Value of shares of Preferred Stock pursuant to the terms of this Agreement. Each Purchaser shall deliver to Fr8 App, (via cancellation of the Convertible Notes in accordance with their terms and pursuant to the terms of this Agreement or in cash surrender value) an aggregate amount equal to such Purchaser’s Subscription Amount and Fr8 App and Hudson, as applicable, shall deliver to each Purchaser, the items as determined pursuant to Section 2.2(a), and each Purchaser shall deliver the other items set forth in Section 2.2(b) at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2(a) and (b) and Section 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree. Each Purchaser holding a Convertible Note (each in such capacity a “Converting Purchaser”) agrees to convert its respective Convertible Note(s) into the shares of Preferred Stock and Warrants to be purchased by such Converting Purchaser as specified in this Agreement immediately prior to the Merger. Each Converting Purchaser hereby agrees that upon the conversion of such Convertible Note(s), such Converting Purchaser shall not be entitled to any other consideration in respect of such Convertible Note(s) other than the portion of the shares of Preferred Stock and Warrants being issued to such Converting Purchaser (and, in the case of such Preferred Stock, subsequently exchanged for Hudson Preferred Stock) as set forth on Schedule A or Schedule B or Schedule C (as applicable) to this Agreement. Each Converting Purchaser hereby represents and warrants that the Purchaser has not transferred, pledged or otherwise disposed of, or encumbered any interest in, their respective Convertible Note(s). To the extent that additional interest accrues so that the total amount otherwise due to a Converting Purchaser under a Convertible Note is in excess of the amount specified in this Agreement, each such Converting Purchaser hereby irrevocably waives any such additional interest. Each Converting Purchaser and Fr8 App hereby agree that as of the Closing all notices required by, and all rights of such Converting Purchasers set forth in, such Convertible Note(s) and the January Note Purchase Agreement and/or the October Note Purchase Agreement and/or May Note Purchase Agreement (collectively, the “Lender Rights”) shall be terminated and of no further force or effect, and all such Lender Rights are hereby waived by each such Converting Purchaser in connection with the transactions contemplated hereby. Upon conversion of the Convertible Notes pursuant to their terms and as specified in this Agreement, Fr8 App shall have no further obligations under the Convertible Notes and the Convertible Notes shall be cancelled. Each Converting Purchaser acknowledges and agrees that all instruments documenting the Convertible Notes, including the January Note Purchase Agreement and/or the October Note Purchase Agreement and/or the May Note Purchase Agreement (collectively, the “Note Documents”) are null and void effective as of the Closing. In the event of any conflict with the terms and conditions of such documents, the terms and conditions of this Agreement shall supersede such conflicting terms, and for the avoidance of doubt, each Converting Purchaser hereby agrees that such Note Documents are hereby deemed amended to give effect to the foregoing. Notwithstanding anything to the contrary provided in a signature page to this Agreement delivered by any Purchaser prior to the date of this Agreement, at the Closing the Company will issue and sell shares of Preferred Stock and Hudson will issue and sell Warrants, only in respect of the conversion by Purchasers of their Convertible Notes, to the Purchaser or Purchasers holding the Hudson Warrant, to the Purchaser or Purchasers holding the ATW Warrant and to the Placement Agent as contemplated by the signature page to this Agreement previously executed by the Placement Agent. For the avoidance of doubt, the Company will not issue and sell shares of Preferred Stock and Hudson will not issue and sell Warrants, in exchange for cash Subscription Amounts or otherwise in exchange for cash consideration and references on any Purchaser’s previously delivered signature page to cash Subscription Amounts or to shares of Preferred Stock or Warrants issuable hereunder in respect of such cash Subscription Amounts are hereby deemed deleted from such previously delivered signature pages.

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2.2 Deliveries.

(a) On or prior to the Closing Date, Fr8 App and Hudson, as indicated below, shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by Fr8 App and Hudson;

(ii) a respective legal opinion of Fr8 App Counsel and Hudson Counsel, substantially in form and substance reasonably satisfactory to the Purchasers;

(iii) as to any cash (or cash surrender value as to the Placement Agent) Subscription Amounts paid by such Purchaser, in exchange for shares of Preferred Stock issued to such Purchaser pursuant to the Merger Agreement, a certificate for a number of shares of Hudson Preferred Stock equal to 200% of such Purchaser’s cash (or cash surrender value as to the Placement Agent) Subscription Amount divided by the Stated Value;

(iv) as to any Subscription Amounts related to the January Convertible Notes, in exchange for the Preferred Stock issued to such Purchaser pursuant to the Merger Agreement, a certificate for a number of shares Hudson Preferred Stock equal to 250% of such Purchaser’s Subscription Amount applicable to the January Convertible Notes divided by the Stated Value, registered in the name of such Purchaser;

(v) as to Subscription Amounts related to the October Convertible Notes, in exchange for shares of Preferred Stock issued to such Purchaser pursuant to the Merger Agreement, a certificate for a number of shares of Hudson Preferred Stock equal to 200% of such Purchaser’s Subscription Amount applicable to the October Convertible Notes divided by the Stated Value, registered in the name of such Purchaser;

(vi) as to Subscription Amounts related the May Convertible Notes, in exchange for shares of Preferred Stock issued to such Purchaser pursuant to the Merger Agreement, a certificate for a number of shares of Hudson Preferred Stock equal to 133.33% of such Purchaser’s Subscription Amount applicable to the May Convertible Notes divided by the Stated Value, registered in the name of such Purchaser;

(vii) as to shares of Preferred Stock issued upon exercise of the Hudson Warrant, a certificate for a number of Hudson Preferred Stock equal to the Applicable Number (2,400,000, subject to adjustment therein), registered in the name of such Purchaser;

(viii) as to shares of Preferred Stock issued upon exercise of the ATW Warrant, if any, a certificate for a number of shares of Hudson Preferred Stock equal to 3,014,624, registered in the name of such Purchaser;

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(ix) the Transaction Documents duly executed by the parties thereto (other than the Purchasers); and

(x) Fr8 App’s wire instructions, on Fr8 App’s letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(xi) as to the cash Subscription Amount (or cash surrender value as to the Placement Agent), a Series A Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to 100% of Hudson Conversion Shares (ignoring for such purposes any conversion limitations) underlying such Purchaser’s Hudson Preferred issued for cash consideration;

(xii) as to the Subscription Amount related to such Purchaser’s January Convertible Notes, a Series B Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to 100% of the Hudson Conversion Shares (ignoring for such purposes any conversion limitations) underlying such Purchaser’s Hudson Preferred Stock issued in exchange of the January Convertible Notes;

(xiii) as to the Subscription Amount related to such Purchaser’s October Convertible Notes, a Series C Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to 100% of the Hudson Conversion Shares (ignoring for such purposes any conversion limitations) underlying such Purchaser’s Hudson Preferred Stock issued in exchange for the October Convertible;

(xiv) as to the Subscription Amounts related to such Purchaser’s May Convertible Notes, a Series D Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to 100% of the Hudson Conversion Shares (ignoring for such purposes any conversion limitations) underlying such Purchaser’s Hudson Preferred Stock issued in exchange for the May Convertible Notes.

(xv) as to the Preferred Stock issued upon exercise of the Hudson Warrant, if any, a Series D Warrant registered in the name of such Purchaser to purchase up to 2,400,000 Ordinary Shares.

(xvi) as to Preferred Stock issued upon exercise of the ATW Warrant, if any, a Series D Warrant registered in the name of such Purchase to purchase up to 3,014,624 Ordinary Shares;

(xvii) the duly executed Lock-Up Agreements; and

(xviii) the Registration Rights Agreement duly executed by Hudson.

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(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to Fr8 App, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the applicable Transaction Documents duly executed by each Purchaser, as applicable;

(iii) the surrender of each Converting Purchaser’s Convertible Note or, in the case of the Hudson Warrant and the ATW Warrant, the surrender by the holder thereof of the Hudson Warrant or the ATW Warrant, as applicable; and

(iv) such Purchaser’s cash (or cash surrender agreement as to the Placement Agent) portion of its Subscription Amount by wire transfer to the account specified in writing by Fr8 App.

2.3 Closing Conditions.

(a) The obligations of Fr8 App and Hudson hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of Fr8 App and Hudson contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Fr8 App and Hudson required to be performed at or prior to the Closing Date shall have been performed;

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(iii) the delivery by Fr8 App and Hudson of the items set forth in Section 2.2(a) of this Agreement;

(iv) the shareholders of Hudson shall have approved the Merger;

(v) all conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived, including the delivery of the Lock-Up Agreements and assumption by Hudson of all obligations under the Transaction Documents;

(vi) the definitive Schedule 14C shall have been filed with the Commission;

(vii) there shall have been no Material Adverse Effect with respect to Fr8 App, Hudson or any Subsidiary since the date hereof; and

(viii) from the date hereof to the Closing Date, trading in the Ordinary Shares of Hudson shall not have been suspended by the Commission or Hudson’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Fr8 App and Hudson. Fr8 App and Hudson, severally and jointly, hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. Each of Fr8 App and Hudson are an entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Fr8 App nor Hudson is in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. Each of Fr8 App and Hudson is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Fr8 App, Hudson and the respective Subsidiaries, taken as a whole, or (iii) a material adverse effect on Fr8 App’s or Hudson’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b) Authorization; Enforcement. Each of Fr8 App and Hudson has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by each of Fr8 App and Hudson and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of Fr8 App and Hudson and no further action is required by each of Fr8 App and Hudson, each of Fr8 App’s and Hudson’s Board of Directors or each of Fr8 App’s and Hudson’s stockholders in connection herewith or therewith other than in connection with each of Fr8 App and Hudson Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by each of Fr8 App and Hudson and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of each of Fr8 App and Hudson enforceable against each of Fr8 App and Hudson in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Hudson has the requisite corporate power and authority to enter into the Warrants and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Warrants will have been duly authorized by all necessary action on the part of Hudson and no further action is required by Hudson, Hudson’s Board of Directors or Hudson’s stockholders in connection herewith or therewith other than in connection with Hudson Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Hudson and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Hudson enforceable against Hudson in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by each of Fr8 App and Hudson of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of each of Fr8 App’s and Hudson’s or any Fr8 App or Hudson Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Fr8 App, Hudson, any Hudson Subsidiary or any Fr8 App Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Fr8 App, Hudson, Hudson Subsidiary or Fr8 App Subsidiary debt or otherwise) or other understanding to which Fr8 App, Hudson, any Hudson Subsidiary or any Fr8 App Subsidiary is a party or by which any property or asset of Fr8 App, Hudson, any Hudson Subsidiary or any Fr8 App Subsidiary is bound or affected, or (iii) subject to Fr8 App and Hudson Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Fr8 App, Hudson a Hudson Subsidiary or a Fr8 App Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Fr8 App, Hudson, a Hudson Subsidiary or a Fr8 App Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d) Filings, Consents and Approvals. Each of Fr8 App and Hudson is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by each of Fr8 App and Hudson of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Securities. The Preferred Stock is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Fr8 App and Hudson other than restrictions on transfer provided for in the Transaction Documents. Each of Fr8 App and Hudson has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Hudson. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Hudson. Hudson has reserved from its duly authorized capital stock the maximum number of Warrants Shares issuable pursuant to the Warrants.

(f) Schedule 14C; Financial Statements. As of the dates of the filing of the Schedule 14C, including any amendments thereto, the sections of the Schedule 14C titled “Risk Factors—Risks Related to Fr8 App’s Business,” “Risk Factors-Risks Related to Fr8 App’s Operations, “Business of Fr8 App,” “ Fr8 App’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Principal Stockholders of Fr8 App,” at the time the Schedule 14C or such amendments thereto were filed with the Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each filing date of the Schedule 14C or any amendments thereto, the financial statements of Fr8 App included in the Schedule 14C complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Fr8 App as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of Fr8 App relating to Fr8 App to any of the Purchasers which is not included in the Schedule 14C (including, without limitation, information referred to in Section 3.3(d) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(g) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by Fr8 App or Hudson to the Purchasers as contemplated hereby.

(h) Investment Company. Neither Fr8 App nor Hudson is, or is an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Hudson shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(i) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, neither Fr8 App, Hudson nor any of its respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Fr8 App or Hudson for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(j) No General Solicitation. Neither Fr8 App, Hudson nor any Person acting on behalf of Fr8 App or Hudson has offered or sold any of the Securities by any form of general solicitation or general advertising. Fr8 App and Hudson have offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of Fr8 App, Hudson, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Fr8 App or Hudson participating in the offering hereunder, any beneficial owner of 20% or more of Fr8 App’s or Hudson’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Fr8 App or Hudson in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Each of Fr8 App and Hudson has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Each of Fr8 App and Hudson has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(l) Other Covered Persons. Other than the Placement Agent, neither Fr8 App nor Hudson is not of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

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(m) Notice of Disqualification Events. Each of Fr8 App and Hudson will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to Fr8 App and Hudson as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement, or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports filed by Hudson, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Fr8 App and Hudson concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about Fr8 App, Hudson and their respective financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Fr8 App and/or Hudson possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to Fr8 App or Hudson or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to Fr8 App and/or Hudson which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

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(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of Hudson during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from Fr8 App, Hudson or any other Person representing Fr8 App or Hudson setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

Each of Fr8 App and Hudson acknowledges and agrees that the representations contained in this Section 3.3 shall not modify, amend or affect such Purchaser’s right to rely on each of Fr8 App’s and Hudson’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to Fr8 App, Hudson or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), Fr8 App or Hudson, as applicable, may require the transferor thereof to provide to Fr8 App or Hudson, as applicable, an opinion of counsel selected by the transferor and reasonably acceptable to Fr8 App or Hudson, as applicable, the form and substance of which opinion shall be reasonably satisfactory to Fr8 App or Hudson, as applicable, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

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(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Each of Fr8 App and Hudson acknowledge and agree that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of either Fr8 App or Hudson, as applicable, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, both Fr8 App and Hudson will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

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(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Securities are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). After the Effective Date, Hudson shall cause its counsel to issue a legal opinion to Hudson’s Transfer Agent or the Purchaser if required by Hudson’s Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and Post- Merger Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants), or if the Underlying may be sold under Rule 144 without the requirement for Post- Merger Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. Hudson agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to Hudson or Hudson’s Transfer Agent of a certificate representing the Securities issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. Hudson shall not make any notation on its records or give instructions to its Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Post- Merger Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Underlying Shares, as the case may be, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, Hudson shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Securities (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if Post- Merger Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to Post- Merger Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such Purchaser anticipated receiving from Post- Merger Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Ordinary Shares that Hudson was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Securities and ending on the date of such delivery and payment under this clause (ii).

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(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with Hudson that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon Hudson’s reliance upon this understanding.

4.2 Post- Closing Covenant; Furnishing of Information; Public Information.

(a) Until the earliest of the time commencing on the Closing Date until such time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, Hudson shall maintain the registration of Hudson Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Hudson after the Merger pursuant to the Exchange Act even if Hudson is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing on the date that is 90 days following the effective date of the Merger and ending at such time that all of the Underlying Shares may be sold without the requirement for Post- Merger Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if Post- Merger Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and Post- Merger Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, Post- Merger Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Underlying Shares, an amount in cash equal to two percent (2.0%) of the aggregate Stated Value of Preferred Stock of such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Post- Merger Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.3 Integration. Neither Fr8 App nor Hudson shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. From and after the effective date of the Merger, Hudson acknowledges and agrees that (i) all material, non-public information delivered to any of the Purchasers by Hudson or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents shall have been publicly disclosed and (ii) any and all confidentiality or similar obligations under any agreement, whether written or oral, between Hudson or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, Hudson shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) the Schedule 14C, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the Commission.

4.5 Shareholder Rights Plan. No claim will be made or enforced by Fr8 App or Hudson, with the consent of Fr8 App or Hudson, as applicable, or any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by Fr8 App or Hudson, as applicable, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between Fr8 App, Hudson and the Purchasers.

4.6 [Reserved]

4.7 Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, Fr8 App and the Hudson shall use the net proceeds, if any, from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of Fr8 App’s debt (other than payment of trade payables in the ordinary course of Fr8 App’s or Hudson’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

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4.8 Indemnification of Purchasers.

(a) Indemnification of Purchasers by Fr8 App and Hudson. Subject to the provisions of this Section 4.8(a), Fr8 App and Hudson, severally and jointly, will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by Fr8 App or Hudson in this Agreement or in the other Transaction Documents. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify Fr8 App and Hudson in writing, and Fr8 App and Hudson, as applicable, shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by Fr8 App and Hudson, as applicable in writing, (ii) Fr8 App has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Fr8 App and Hudson, as applicable and the position of such Purchaser Party, in which case Fr8 App and Hudson, as applicable, shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Neither Fr8 App nor Hudson, as applicable, shall be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without Fr8 App’s and Hudson’s, as applicable, prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against Fr8 App, Hudson or others and any liabilities Fr8 App and/or Hudson may be subject to pursuant to law.

4.9 Reservation of Securities. As of the date hereof, Fr8 App has reserved and Fr8 App shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling Fr8 App to issue the shares of Common Stock thereunder pursuant to this Agreement. On the Closing Date and following the Merger, Hudson shall reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling Hudson to issue all of the Conversion Shares and Warrant Shares without regard to any limitations under Hudson Memorandum and Articles or the Warrants, as applicable.

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4.10 [Intentionally Omitted].

4.11 Participation in Future Financing.

(a) From the date hereof until the date that is the five year anniversary of the Closing Date, upon any issuance by Fr8 App or Hudson of Common Stock, Common Stock Equivalents, Ordinary Shares and/or Ordinary Shares Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser (including its Affiliates) with a Stated Value of Preferred Stock equal to at least $4 million (each such Purchaser, a “ROP Purchaser”) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), Fr8 App or Hudson shall deliver to each ROP Purchaser a written notice of Fr8 App’s or Hudson’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) Any ROP Purchaser desiring to participate in such Subsequent Financing must provide written notice to Fr8 App or Hudson, as applicable, by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such ROP Purchaser (the “Notice Termination Time”) that such ROP Purchaser is willing to participate in the Subsequent Financing, the amount of such ROP Purchaser’s participation, and representing and warranting that such ROP Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If Fr8 App or Hudson receives no such notice from a ROP Purchaser as of such Notice Termination Time, such ROP Purchaser shall be deemed to have notified Fr8 App or Hudson that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the ROP Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then Fr8 App or Hudson may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

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(e) If, by the Notice Termination Time, Fr8 App or Hudson, as applicable, receives responses to a Subsequent Financing Notice from ROP Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such ROP Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Stated Value of Preferred Stock of Securities purchased on the Closing Date by an ROP Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Stated Value of Preferred Stock purchased on the Closing Date by all ROP Purchasers participating under this Section 4.11.

(f) Fr8 App or Hudson must provide the ROP Purchasers with a second Subsequent Financing Notice, and the ROP Purchasers will again have the right of participation set forth above in this Section 4.11, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(g) Fr8 App and Hudson and each ROP Purchaser agree that, if any ROP Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the ROP Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such ROP Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such ROP Purchaser. In addition, Fr8 App or Hudson and each ROP Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for Fr8 App or Hudson to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such ROP Purchaser, Fr8 App or Hudson shall either confirm in writing to such ROP Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such ROP Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such ROP Purchaser, such transaction shall be deemed to have been abandoned and such ROP Purchaser shall not be deemed to be in possession of any material, non-public information with respect to Fr8 App, Hudson or any of their respective Subsidiaries.

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(i) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12 Variable Rate Transactions. From the date hereof until such time as no Purchaser holds any of the Warrants, each of Fr8 App and, Hudson, shall be prohibited from effecting or entering into an agreement to effect any issuance by Hudson, or any of its subsidiaries including Fr8 App of Ordinary Shares or Ordinary Shares Equivalents or a combination of thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which Fr8 App or Hudson (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares, either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares, at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of Fr8 App or Hudson or the market for the Ordinary Shares, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby Fr8 App or Hudson may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against Fr8 App or Hudson to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by Fr8 App and Hudson and negotiated separately by each Purchaser, and is intended for Fr8 App and Hudson to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of Hudson’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by each of Fr8 App and Hudson as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, each of Fr8 App and Hudson, expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of Hudson after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of Hudson in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of Hudson after the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.15 Form D; Blue Sky Filings. Each of Fr8 App and Hudson agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. Each of Fr8 App and Hudson shall take such action as it shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16 Acknowledgment of Dilution. Each of Fr8 App and Hudson, as applicable, acknowledges that the issuance of the Shares and the issuance of the Warrants by Hudson after the Merger may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. Fr8 App and Hudson severally and jointly further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim Fr8 App or Hudson may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of Fr8 App and Hudson.

4.17 Exchange of Preferred Stock. Immediately following the issuance of the Preferred Stock on the Closing Date, in accordance with, and pursuant to the terms of the Merger Agreement, the Preferred Stock shall be cancelled and automatically exchanged into the right to receive, without interest, the Applicable Merger Consideration (as defined in the Merger Agreement) of Hudson, which shall be, and shall be referred to herein as Hudson Preferred Stock. Such Hudson Preferred Stock shall be delivered to each Purchaser by crediting to such Purchaser’s or its designee’s balance account within two (2) Trading Days following the Closing Date. Such Hudson Preferred Stock shall be delivered in certificate form to such Purchaser.

4.18 Lock-Up. Hudson shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, Hudson shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.19 Hudson Covenants

. On the Closing Date, Hudson shall assume in full all of Fr8 App’s obligation under this Agreement and the covenants set forth in this Section 4 shall be assumed by Hudson as if such covenants were covenants of Hudson and its subsidiaries, as applicable, mutatis mutandis.

4.20 Effect of Reverse Stock Split. The numbers of shares of Ordinary Shares and/or Hudson Preferred Stock (including conversion and exercise prices thereunder) reflected in the Transaction Documents are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between Fr8 App, Hudson and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before ____________, 2022; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the Closing, Fr8 App has agreed to reimburse ATW Partners (“ATW”) the non-accountable sum of $175,000 for its legal fees and expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Hudson shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by Hudson and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Fr8 App and Purchasers which purchased or otherwise acquired hereunder or, prior to the Closing, committed to purchase or otherwise acquire hereunder, in each case, including through the conversion of Convertible Notes, at least 50.1% in interest of the Preferred Stock based on the initial Stated Value of Preferred Stock hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers) as compared to other Purchasers, then the consent of such disproportionately impacted Purchaser (or, in the case of a disproportionately and adversely impacted group of Purchasers, the consent of 50.1% in interest of the Preferred Stock based on the initial Stated Value of Preferred Stock purchased or otherwise acquired hereunder or, if prior to the Closing committed to be purchased or otherwise acquired hereunder, in each case, including through the conversion of Convertible Notes, by such group of Purchasers hereunder) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and Fr8 App and Hudson.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Hudson nor Fr8 App may assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of Fr8 App and Hudson in Section 3.1, the representations and warranties or Hudson in Section 3.2 and the representations and warranties of the Purchasers in Section 3.3. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

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5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of Fr8 and Hudson App under Section 4.8(a), the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Effects of the Closing on this Agreement. For the avoidance of doubt, Hudson from and after the Closing, shall be deemed a successor to Fr8 App with respect to all representations, warranties, obligations, covenants and agreements made by Fr8 App hereunder, with all such representations and warranties, covenants and post-closing covenants deemed made by Hudson as though made by it on the applicable date made by Fr8 App hereunder.

5.11 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and Fr8 App and/or Hudson does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to Fr8 App and Hudson any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of Preferred Stock or an exercise of a Warrant, the applicable Purchaser shall be required to return any Ordinary Shares subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to Hudson for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Fr8 App and Hudson, as applicable, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Fr8 App or Hudson, as applicable, of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers, Fr8 App and Hudson will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17 Payment Set Aside. To the extent that Fr8 App or Hudson makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Fr8 App or Hudson, as applicable, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with Fr8 App and Hudson through EGS. EGS does not represent all of the Purchasers and only represents ATW. Fr8 App and Hudson have elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of Fr8 App and Hudson and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is by and among Fr8 App, Hudson and a Purchaser, solely, and not by and among Fr8 App, Hudson and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. Fr8 App’s and Hudson’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of Fr8 App and Hudson and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock or Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock or Ordinary Shares that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

freight app, inc.		Address for Notice:

By:	/s/ Paul Freudenthaler
Name:	Paul Freudenthaler
Title:	Chief Financial Officer

With a copy to (which shall not constitute notice):

Hudson Capital Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

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[PURCHASER SIGNATURE PAGES TO Fr8 App and husn AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. This signature pages amends and restates and replaces in its entirety all prior signature pages to the Agreement executed by the undersigned Purchaser.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amounts:

Cash or Cash Surrender: $_________________

Principal of January Convertible Notes: $_______________

Principal of October Convertible Notes $_______________

Principal of May Convertible Notes: $

Hudson Warrant:

ATW Warrant:

Shares of Hudson Preferred Stock:

From cash (or cash surrender value) (200%):

From January Convertible Notes (250%):

From October Convertible Notes (400%):

From May Convertible Notes (266.67%):

From Hudson Warrant:

From ATW Warrant:

Warrant Shares:

Series A:

Series B:

Series C:

Series D (includes from Hudson Warrant and ATW Warrant):

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

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